SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549



                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported):  May 30, 1996



                   JMB MORTGAGE PARTNERS, LTD. - III
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        (Exact name of registrant as specified in its charter)





     Illinois                   0-16253               36-3346551
- -------------------         --------------         --------------------
(State or other)              (Commission          (IRS Employer
 Jurisdiction of             File Number)           Identification No.)
 Organization




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




Registrant's telephone number, including area code:  (312) 915-1987
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                       CALIBRE POINTE APARTMENTS

                           Atlanta, Georgia
                           ----------------


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.  JMB Mortgage Partners, Ltd.
- - III (the "Partnership") together with its affiliated lender, JMB Mortgage Partners, Ltd. - IV, had acquired title to the Calibre Pointe Apartments
(the "Property"), a 214-unit apartment complex located in Atlanta, Georgia pursuant to foreclosure action in December 1991 and contributed such property to Calibre Pointe Associates General Partnership (the "Venture").
On May 30, 1996, the Venture sold the land and related improvements of the Property pursuant to a purchase agreement reached in April 1996 between the Venture and purchaser, Security Capital Atlantic Incorporated, a Maryland corporation. The purchaser is not affiliated with the Partnership or its General Partners and the sale price was determined by arm's-length negotiations. The sale price by the Venture of the land and improvements was $14,450,000 before selling costs and prorations. The sale resulted in a gain to the Venture of approximately $2,700,000 and $2,200,000 for financial reporting purposes and Federal income tax purposes in 1996, respectively, of which approximately $1,681,000 and $1,370,000 was allocated to the Partnership pursuant to the Venture agreement. Occupancy at the Property was approximately 99% at the date of sale. The Partnership expects to distribute its approximate 62.264% share of the net proceeds from this sale net, of any necessary working capital reserve in 1996.

     The Partnership Agreement provides that the General Partners are entitled to receive 3% of all sale and repayment proceeds and a portion of the remaining 97% of all sale and repayment proceeds. However, upon completion of the liquidation of the Partnership and final distribution of all Partnership funds, all previous distributions of sale and repayment proceeds to the General Partners shall be recontributed to the Partnership to the extent that the Limited Partners have not received sale and repayment proceeds equal to their initial capital investment. Since the Limited Partners are not projected to receive sale and repayment proceeds equal to their initial capital investment, the General Partners have deferred their share of any distributions of proceeds from this sale at this time.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   Financial Statements.  Not applicable.
     (b)   Pro Forma Financial Information - Narrative.
     As a result of the sale of the Property, beyond May 30, 1996, there will be no further rental and other income, property operating expenses and depreciation expense recorded for the Property in the consolidated financial statements of the Partnership, which for the Partnership's most recent fiscal year (the year ended December 31, 1995) were approximately $2,191,000, $877,000 and $378,000, respectively. Rental and other income, property operating expenses and depreciation expense for the Property were approximately $576,000, $180,000 and $0 for the three months ended March 31, 1996 as the Property was classified in the Partnership's consolidated financial statements as held for sale as of January 1, 1996. Also, as a result of the sale of the Property, there are no further assets and liabilities related to the Property, which at March 31, 1996 consisted of land, building and improvements (net of accumulated depreciation and amortization) of approximately $11,584,000; cash and other current assets of approximately $1,383,000; other current liabilities of approximately $76,000; and other long-term liabilities of approximately $20,000. The remaining operations of the Partnership will consist primarily of the operations (through joint ventures) of the Partnership's owned investment properties, North Rivers Market shopping center and Spring Hill Fashion Center shopping center and the interest payments (and repayment of principal) on the Partnership's first mortgage loans receivable, which loans are secured by the Shoppes at Rivergate shopping center, Riverpoint Center shopping center and the Franklin Farm Village shopping center.
     (c)   Exhibits
           1. Real Property Purchase Agreement between Calibre Pointe Associates and Security Capital Atlantic Incorporated, dated April 29, 1996.


                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                       JMB MORTGAGE PARTNERS, LTD. - III

                       By:    JMB Realty Corporation
                              Corporate General Partner



                              By:   GAILEN J. HULL
                                    Gailen J. Hull
                                    Senior Vice President






Dated:  June 17, 1996